Exhibit 99.1
LENDINGTREE REPORTS THIRD QUARTER 2021 RESULTS

Momentum accelerating in Consumer segment as Home remains resilient

•Consolidated revenue of $297.4 million
•GAAP net loss from continuing operations of $4.4 million or $0.33 per diluted share
•Variable marketing margin of $105.9 million
•Adjusted EBITDA of $41.0 million
•Adjusted net income per share of $0.75

CHARLOTTE, NC - October 28, 2021 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended September 30, 2021. The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.
"We are pleased to report another strong quarter as our business continues to rebound toward pre-pandemic revenue levels," said Doug Lebda, Chairman and CEO. "Our Home segment produced record results in the quarter, and we remain encouraged with the ongoing recovery in our Consumer segment. Despite industry headwinds impacting our insurance partners, we are operating that business from a position of strength, and are well positioned to grow market share as the industry rebounds."
Trent Ziegler, CFO, added, "The benefit of our diversification was apparent this quarter as strong results in our Home and Consumer segments helped offset headwinds in our Insurance business resulting from reduced partner spend. We view this insurance cycle as transitory and remain optimistic trends will normalize in the first half of next year. Our balance sheet is as strong as ever, providing us flexibility to execute on our capital allocation strategy over the coming quarters."
Third Quarter 2021 Business Highlights
•Home segment revenue of $112.4 million grew 42% over third quarter 2020 and produced segment profit of $41.5 million, up 65% over the same period.
◦Within Home, mortgage products revenue of $92.6 million grew 31% over the prior year period.
•Consumer segment revenue of $100.0 million grew 107% over third quarter 2020 as trends continued to improve in credit card, personal loans and small business. Segment profit improved to $44.7 million, up 107% year-over-year.
◦Within Consumer, personal loans revenue of $33.8 million increased 34% over second quarter 2021.
◦Credit card revenue of $26.9 million grew 20% over second quarter 2021.
◦Small business revenue of $14.8 million increased 53% over second quarter 2021.
•Insurance segment revenue of $84.8 million declined 8% over third quarter 2020 and translated into Insurance segment profit of $26.6 million, down 28% over the same period.
•Through September 30, 2021, 20.0 million consumers have signed up for My LendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2021	2020	% Change	2021	% Change

Total revenue	$297.4	$220.3	35%	$270.0	10%

(Loss) income before income taxes	$(4.4)	$(32.7)	(87)%	$0.7	(729)%
Income tax benefit	$—	$7.9	(100)%	$9.1	(100)%
Net (loss) income from continuing operations	$(4.4)	$(24.8)	(82)%	$9.8	(145)%
Net (loss) income from continuing operations % of revenue	(1)%	(11)%		4%

(Loss) income per share from continuing operations
Basic	$(0.33)	$(1.90)	(83)%	$0.74	(145)%
Diluted	$(0.33)	$(1.90)	(83)%	$0.71	(146)%

Variable marketing margin
Total revenue	$297.4	$220.3	35%	$270.0	10%
Variable marketing expense (1) (2)	$(191.5)	$(142.2)	35%	$(171.6)	12%
Variable marketing margin (2)	$105.9	$78.1	36%	$98.4	8%
Variable marketing margin % of revenue (2)	36%	35%		36%

Adjusted EBITDA (2)	$41.0	$21.7	89%	$38.2	7%
Adjusted EBITDA % of revenue (2)	14%	10%		14%

Adjusted net income (loss) (2)	$10.3	$(3.4)	403%	$10.4	(1)%

Adjusted net income (loss) per share (2)	$0.75	$(0.26)	388%	$0.76	(1)%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended September 30,		Y/Y	Three Months Ended June 30,	Q/Q
	2021	2020	% Change	2021	% Change
Home (1)
Revenue	$112.4	$78.9	42%	$104.9	7%
Segment profit	$41.5	$25.2	65%	$39.0	6%
Segment profit % of revenue	37%	32%		37%

Consumer (2)
Revenue	$100.0	$48.4	107%	$75.7	32%
Segment profit	$44.7	$21.6	107%	$33.4	34%
Segment profit % of revenue	45%	45%		44%

Insurance (3)
Revenue	$84.8	$92.5	(8)%	$89.3	(5)%
Segment profit	$26.6	$37.0	(28)%	$33.2	(20)%
Segment profit % of revenue	31%	40%		37%

Other (4)
Revenue	$0.2	$0.5	(60)%	$0.2	—%
Profit	$0.1	$—	100%	$—	100%

Total revenue	$297.4	$220.3	35%	$270.0	10%

Total segment profit	$112.9	$83.8	35%	$105.6	7%
Brand marketing expense (5)	$(7.0)	$(5.7)	23%	$(7.2)	(3)%
Variable marketing margin	$105.9	$78.1	36%	$98.4	8%
Variable marketing margin % of revenue	36%	35%		36%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook

Today we're issuing an outlook for the fourth quarter 2021. Our assumptions reflect current trends and little change to the macroeconomic drivers we are currently experiencing.

Our guidance for Q4 2021 assumes the following:

▪As in prior years, we expect a seasonal slowdown across most of our businesses as consumers focus less on finances and media becomes more expensive around the holidays.
▪We expect Home to remain resilient, showing modest sequential declines, largely driven by seasonal factors.
▪In Consumer, we expect typical seasonal headwinds as fundamentals continue to strengthen.
▪In Insurance, well-publicized industry-wide challenges are expected to negatively impact our results.
▪Non-variable expenses are expected to remain stable compared to the preceding quarter.

Q4 2021 Outlook:

▪Revenue: $255 - $270 million
▪Variable Marketing Margin: $81 - $91 million
▪Adjusted EBITDA: $18 - $25 million

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's third quarter 2021 financial results will be webcast live today, October 28, 2021 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, November 5, 2021. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #5046948. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #5046948.

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except per share amounts)
Revenue	$297,450	$220,251	$840,214	$687,661
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	15,020	13,220	42,849	40,936
Selling and marketing expense (1)	206,475	154,670	589,143	464,129
General and administrative expense (1)	40,126	33,705	114,926	94,276
Product development (1)	13,384	11,477	39,142	33,252
Depreciation	4,808	3,535	12,969	10,463
Amortization of intangibles	10,345	13,090	32,967	40,603
Change in fair value of contingent consideration	(196)	6,658	(8,249)	7,711
Severance	47	—	47	190
Litigation settlements and contingencies	22	13	360	(983)
Total costs and expenses	290,031	236,368	824,154	690,577
Operating income (loss)	7,419	(16,117)	16,060	(2,916)
Other (expense) income, net:
Interest expense, net	(11,826)	(16,617)	(31,881)	(26,406)
Other income	—	—	40,072	7
(Loss) income before income taxes	(4,407)	(32,734)	24,251	(29,315)
Income tax benefit	1	7,925	455	14,866
Net (loss) income from continuing operations	(4,406)	(24,809)	24,706	(14,449)
(Loss) income from discontinued operations, net of tax	(54)	166	(3,516)	(25,550)
Net (loss) income and comprehensive (loss) income	$(4,460)	$(24,643)	$21,190	$(39,999)

Weighted average shares outstanding:
Basic	13,268	13,033	13,194	12,992
Diluted	13,268	13,033	13,797	12,992
(Loss) income per share from continuing operations:
Basic	$(0.33)	$(1.90)	$1.87	$(1.11)
Diluted	$(0.33)	$(1.90)	$1.79	$(1.11)
(Loss) income per share from discontinued operations:
Basic	$—	$0.01	$(0.27)	$(1.97)
Diluted	$—	$0.01	$(0.25)	$(1.97)
Net (loss) income per share:
Basic	$(0.34)	$(1.89)	$1.61	$(3.08)
Diluted	$(0.34)	$(1.89)	$1.54	$(3.08)

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$371	$372	$1,231	$947
Selling and marketing expense	1,805	1,678	5,583	4,431
General and administrative expense	13,233	10,356	38,658	29,208
Product development	1,665	1,755	6,332	4,650

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$215,277	$169,932
Restricted cash and cash equivalents	108	117
Accounts receivable, net	131,705	89,841
Prepaid and other current assets	25,348	27,949
Current assets of discontinued operations	—	8,570
Total current assets	372,438	296,409
Property and equipment, net	74,929	62,381
Operating lease right-of-use assets	79,355	84,109
Goodwill	420,139	420,139
Intangible assets, net	95,534	128,502
Deferred income tax assets	96,679	96,224
Equity investment	121,253	80,000
Other non-current assets	7,109	5,334
Non-current assets of discontinued operations	17,093	15,892
Total assets	$1,284,529	$1,188,990

LIABILITIES:
Current portion of long-term debt	$163,856	$—
Accounts payable, trade	4,198	10,111
Accrued expenses and other current liabilities	114,664	101,196
Current liabilities of discontinued operations	13	536
Total current liabilities	282,731	111,843
Long-term debt	471,991	611,412
Operating lease liabilities	98,314	92,363
Non-current contingent consideration	—	8,249
Other non-current liabilities	411	362
Total liabilities	853,447	824,229
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,969,376 and 15,766,193 shares issued, respectively, and 13,328,058 and 13,124,875 shares outstanding, respectively	160	158
Additional paid-in capital	1,233,802	1,188,673
Accumulated deficit	(619,719)	(640,909)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	431,082	364,761
Total liabilities and shareholders' equity	$1,284,529	$1,188,990

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net income (loss) and comprehensive income (loss)	$21,190	$(39,999)
Less: Loss from discontinued operations, net of tax	3,516	25,550
Income (loss) from continuing operations	24,706	(14,449)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of assets	2,651	686
Amortization of intangibles	32,967	40,603
Depreciation	12,969	10,463
Non-cash compensation expense	51,804	39,236
Deferred income taxes	(455)	(15,489)
Change in fair value of contingent consideration	(8,249)	7,711
Unrealized gain on investments	(40,072)	—
Bad debt expense	1,823	1,314
Amortization of debt issuance costs	3,756	2,241
Write-off of previously-capitalized debt issuance costs	1,066	—
Amortization of debt discount	22,297	12,429
Loss on extinguishment of debt	—	7,768
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	13,015	2,490
Changes in current assets and liabilities:
Accounts receivable	(43,688)	15,541
Prepaid and other current assets	(2,762)	(335)
Accounts payable, accrued expenses and other current liabilities	7,537	(9,733)
Current contingent consideration	—	(2,670)
Income taxes receivable	10,322	65
Other, net	(794)	(1,655)
Net cash provided by operating activities attributable to continuing operations	88,893	96,216
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(30,515)	(20,386)
Equity investment	(1,180)	(80,000)
Net cash used in investing activities attributable to continuing operations	(31,695)	(100,386)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(6,666)	(1,421)
Proceeds from the issuance of 0.50% Convertible Senior Notes	—	575,000
Repurchase of 0.625% Convertible Senior Notes	—	(233,862)
Payment for convertible note hedge on the 0.50% Convertible Senior Notes	—	(124,200)
Termination of convertible note hedge on the 0.625% Convertible Senior Notes	—	109,881
Proceeds from the sale of warrants related to the 0.50% Convertible Senior Notes	—	61,180
Termination of warrants related to the 0.625% Convertible Senior Notes	—	(94,292)
Net repayment of revolving credit facility	—	(75,000)
Payment of debt issuance costs	(5,995)	(16,398)
Payment of original issue discount on undrawn term loan	(2,500)	—
Contingent consideration payments	—	(3,330)
Other financing activities	(31)	(183)
Net cash (used in) provided by financing activities attributable to continuing operations	(15,192)	197,375
Total cash provided by continuing operations	42,006	193,205
Discontinued operations:
Net cash provided by (used in) operating activities attributable to discontinued operations	3,330	(66,171)
Total cash provided by (used in) discontinued operations	3,330	(66,171)
Net increase in cash, cash equivalents, restricted cash and restricted cash equivalents	45,336	127,034
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	170,049	60,339
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$215,385	$187,373

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands)
Selling and marketing expense	$206,475	$185,206	$154,670
Non-variable selling and marketing expense (1)	(14,928)	(13,610)	(12,541)
Variable marketing expense	$191,547	$171,596	$142,129

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income from continuing operations to variable marketing margin and net (loss) income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(4,406)	$9,800	$(24,809)
Net (loss) income from continuing operations % of revenue	(1)%	4%	(11)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	15,020	13,934	13,220
Non-variable selling and marketing expense (1)	14,928	13,610	12,541
General and administrative expense	40,126	39,811	33,705
Product development	13,384	13,290	11,477
Depreciation	4,808	4,443	3,535
Amortization of intangibles	10,345	11,310	13,090
Change in fair value of contingent consideration	(196)	(8,850)	6,658
Severance	47	—	—
Litigation settlements and contingencies	22	322	13
Interest expense, net	11,826	9,840	16,617
Income tax benefit	(1)	(9,092)	(7,925)
Variable marketing margin	$105,903	$98,418	$78,122
Variable marketing margin % of revenue	36%	36%	35%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income from continuing operations to adjusted EBITDA and net (loss) income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(4,406)	$9,800	$(24,809)
Net (loss) income from continuing operations % of revenue	(1)%	4%	(11)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	10,345	11,310	13,090
Depreciation	4,808	4,443	3,535
Severance	47	—	—
Loss on impairments and disposal of assets	1,251	1,052	134
Non-cash compensation	17,074	18,294	14,161
Change in fair value of contingent consideration	(196)	(8,850)	6,658
Acquisition expense	227	1,110	205
Litigation settlements and contingencies	22	322	13
Interest expense, net	11,826	9,840	16,617
Income tax benefit	(1)	(9,092)	(7,925)
Adjusted EBITDA	$40,997	$38,229	$21,679
Adjusted EBITDA % of revenue	14%	14%	10%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income from continuing operations to adjusted net income (loss) and net (loss) income per diluted share from continuing operations to adjusted net income (loss) per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$(4,406)	$9,800	$(24,809)
Adjustments to reconcile to adjusted net income (loss):
Severance	47	—	—
Loss on impairments and disposal of assets	1,251	1,052	134
Non-cash compensation	17,074	18,294	14,161
Change in fair value of contingent consideration	(196)	(8,850)	6,658
Acquisition expense	227	1,110	205
Litigation settlements and contingencies	22	322	13
Loss on extinguishment of debt	—	—	7,768
Income tax benefit from adjusted items	(4,687)	(3,024)	(7,361)
Excess tax deficit (benefit) on stock compensation	938	(8,261)	(175)
Adjusted net income (loss)	$10,270	$10,443	$(3,406)

Net (loss) income per diluted share from continuing operations	$(0.33)	$0.71	$(1.90)
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income (loss)	1.10	0.05	1.64
Adjustments to reconcile effect of dilutive securities	(0.02)	—	—
Adjusted net income (loss) per share	$0.75	$0.76	$(0.26)

Adjusted weighted average diluted shares outstanding	13,707	13,719	13,033
Effect of dilutive securities	439	—	—
Weighted average diluted shares outstanding	13,268	13,719	13,033
Effect of dilutive securities	—	476	—
Weighted average basic shares outstanding	13,268	13,243	13,033

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•Variable marketing margin, including variable marketing expense
•Variable marketing margin % of revenue
•Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•Adjusted EBITDA % of revenue
•Adjusted net income
•Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. Non-cash compensation expense also includes expense associated with employee stock purchase plans. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private

Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2020, in our Quarterly Report on Form 10-Q for the period ended June 30, 2021, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to partners and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations:
investors@lendingtree.com

Media Relations:
press@lendingtree.com